Exhibit 99(b)(3)

[LETTERHEAD OF BANK ONE APPEARS HERE]

November 6, 2000

Mr. Brian Fitzgerald
Security Capital Corporation
One Pickwick Plaza
Suite 310
Greenwich, Connecticut 06830

Re:	Amendment to Commitment Letter dated September 13, 2000 (the "Commitment Letter") among Bank One, N.A. (the "Bank"), Security Capital Corporation and HP Acquisition Corp.

Dear Brian:

          In accordance with the provisions of the above-referenced Commitment Letter set forth on page 6 thereof under the caption "Closing", the Bank hereby agrees to extend, from November 30, 2000 until December 31, 2000, the date by which the closing of the loans contemplated in the Commitment Letter must occur. Please acknowledge your receipt of this letter and acceptance of the terms hereof by signing the enclosed copy of this letter and returning it to me.

Sincerely,

BANK ONE, N.A.

By: /s/ David J. Folkwein

David J. Folkwein
First Vice President

ACKNOWLEDGED AND AGREED TO BY:

SECURITY CAPITAL CORPORATION

By: /s/ Brian D. Fitzgerald

Brian D. Fitzgerald, President

HP ACQUISITION CORP.

By: /s/ Brian D. Fitzgerald

Brian D. Fitzgerald, President